Exhibit 99.1

Morgan Stanley Direct Lending Fund Announces September 30, 2025 Financial Results

and Declares Fourth Quarter 2025 Regular Dividend of $0.50 per Share

NEW YORK, NY, November 6, 2025 — Morgan Stanley Direct Lending Fund (NYSE: MSDL) (“MSDL” or the “Company”), a business development company externally managed by MS Capital Partners Adviser Inc. (the “Adviser”), today announced its financial results for the third quarter ended September 30, 2025.

QUARTERLY HIGHLIGHTS

•	Net investment income of $43.7 million, or $0.50 per share, as compared to $43.7 million, or $0.50 per share, for the quarter ended June 30, 2025;

•	Net asset value of $20.41 per share, as compared to $20.59 as of June 30, 2025;

•	Debt-to-equity was 1.17x as of September 30, 2025, as compared to 1.15x as of June 30, 2025;

•	New investment commitments of $183.0 million (net of any syndications), fundings of $198.0 million and sales and repayments of $199.9 million, resulting in net funded deployment of ($1.9) million;

•	The Company’s Board of Directors (the “Board”) declared a regular dividend of $0.50 per share to shareholders of record as of September 30, 2025; and

•	The Company successfully priced and closed its inaugural CLO with approximately $401mm of aggregate principal at a blended cost to the Company of approximately S+ 1.70%.

SELECTED FINANCIAL HIGHLIGHTS

For the Quarter Ended
($ in thousands, except per share information)	September 30, 2025	June 30, 2025
Net investment income per share	$ 0.50	$ 0.50
Net realized and unrealized gains (losses) per share[1]	($ 0.18)	($ 0.09)
Earnings per share	$ 0.32	$ 0.41
Regular dividend per share	$ 0.50	$ 0.50

[1]	Amount shown may not correspond for the period as it includes the effect of the timing of the distribution, shares repurchased and the issuance of common stock.

	As of
($ in thousands, except per share information)	September 30, 2025	June 30, 2025
Investments, at fair value	$3,775,797	$3,785,496
Total debt outstanding, at principal	$2,078,120	$2,054,188
Net assets	$1,771,611	$1,790,299
Net asset value per share	$20.41	$20.59
Debt to equity	1.17x	1.15x
Net debt to equity	1.13x	1.10x

RESULTS OF OPERATIONS

Total investment income for the quarter ended September 30, 2025 was $99.7 million, compared to $99.5 million for the quarter ended June 30, 2025.

Total net expenses for the quarter ended September 30, 2025 were $56.0 million, compared to $55.9 million for the quarter ended June 30, 2025.

Net investment income for the quarter ended September 30, 2025 was $43.7 million, or $0.50 per share, compared to $43.7 million, or $0.50 per share, for the quarter ended June 30, 2025.

For the quarter ended September 30, 2025, net change in unrealized depreciation was $16.2 million.

PORTFOLIO AND INVESTMENT ACTIVITY

As of September 30, 2025, the Company’s investment portfolio had a fair value of approximately $3.8 billion, comprised of 218 portfolio companies across 33 industries, with an average investment size of $17.3 million, or 0.5% of our total portfolio on a fair value basis. The composition of the Company’s investments was the following:

	September 30, 2025			June 30, 2025
($ in thousands)	Cost	Fair Value	% of Total Investments at Fair Value	Cost	Fair Value	% of Total Investments at Fair Value
First Lien Debt	$3,686,876	$3,638,914	96.3%	$3,682,846	$3,650,847	96.4%
Second Lien Debt	82,757	72,101	1.9	82,435	71,721	1.9
Other Debt Investments	11,566	9,954	0.3	11,280	9,773	0.3
Equity	56,523	54,828	1.5	54,646	53,155	1.4

Total	$3,837,722	$3,775,797	100.0%	$3,831,207	$3,785,496	100.0%

Investment activity was as follows:

Investment Activity:	Three Months Ended September 30, 2025	Three Months Ended June 30, 2025
New investment commitments, at par (net of syndications)	$183,049	$149,054
Investment fundings	$197,953	$204,003
Number of new investment commitments in portfolio companies	9	9
Number of portfolio companies exited or fully repaid	5	5

Total weighted average yield of investments in debt securities at amortized cost and fair value was 9.7% and 9.9%, respectively, as of September 30, 2025, compared to 10.1% and 10.2%, respectively, as of June 30, 2025. Floating rate debt investments as a percentage of total portfolio on a fair value basis was 99.6% as of September 30, 2025, unchanged compared to June 30, 2025. As of September 30, 2025, certain investments in four portfolio companies were on non-accrual status, representing approximately 1.2% of total investments at amortized cost.

CAPITAL AND LIQUIDITY

As of September 30, 2025, the Company had total principal debt outstanding of $2,078.1 million, including $351.0 million outstanding in the Company’s BNP funding facility, $293.1 million outstanding in the Company’s Truist credit facility, $425.0 million outstanding in the Company’s senior unsecured notes due February 2027, $350.0 million outstanding in the Company’s senior unsecured notes due May 2029, $350.0 million outstanding in the Company’s senior unsecured notes due May 2030 and $309.0 million outstanding in the Company’s inaugural CLO that closed in September 2025. Additionally, on September 24, 2025, the Company executed an amendment to the BNP Funding Facility, which reduced the applicable margin on borrowings from 2.25% to 1.95%.

The combined weighted average interest rate on debt outstanding was 5.85% for the quarter ended September 30, 2025. As of September, 30, 2025, the Company had $1,396.1 million of availability under its credit facilities and $71.7 million in unrestricted cash and short term, liquid investments. Debt to equity was 1.17x and 1.15x as of September 30, 2025 and June 30, 2025, respectively.

SHARE REPURCHASES

On February 27, 2025, the Board authorized an amended and restated share repurchase program, which has a maximum size of $100.0 million, exclusive of prior repurchases. For the three months ended September 30, 2025, the Company repurchased 151,417 shares at an average price of $18.78 per share.

ATM OFFERING

On March 28, 2025, the Company entered into equity distribution agreements pursuant to which the Company may sell shares of the Company’s common stock having an aggregate offering price of up to $300.0 million. For the quarter ended September 30, 2025 there were no shares issued through the ATM offering.

OTHER DEVELOPMENTS

On November 4, 2025, the Board declared a regular distribution of $0.50 per share, which is payable on or around January 23, 2026 to shareholders of record as of December 31, 2025.

CONFERENCE CALL INFORMATION

Morgan Stanley Direct Lending Fund will host a conference call on Friday, November 7, 2025 at 10:00 am ET to review its financial results and conduct a question-and-answer session. All interested parties are invited to participate in the live earnings conference call by using the following dial-in numbers or audio webcast link available on the MSDL Investor Relations website:

•	Audio Webcast

•	Conference Call

•	Domestic: 323-701-0225

•	International: 888-256-1007

•	Passcode: 1992384

To avoid potential delays, please join at least 10 minutes prior to the start of the earnings call. An archived replay will also be available on the MSDL Investor Relations website.

About Morgan Stanley Direct Lending Fund

Morgan Stanley Direct Lending Fund (NYSE: MSDL) is a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. MSDL has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. MSDL is externally managed by MS Capital Partners Adviser Inc., an indirect, wholly owned subsidiary of Morgan Stanley. MSDL is not a subsidiary of or consolidated with Morgan Stanley. For more information about Morgan Stanley Direct Lending Fund, please visit www.msdl.com.

Forward-Looking Statements

Statements included herein or on the webcast/conference call may constitute “forward-looking statements,” which relate to future events or MSDL’s future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and conditions may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in MSDL’s filings with the U.S. Securities and Exchange Commission. MSDL undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Contacts

Investors	Media
Sanna Johnson	Alyson Barnes
msdl@morganstanley.com	212-762-0514
alyson.barnes@morganstanley.com

Consolidated Statements of Assets and Liabilities

(In thousands, except share and per share amounts)

	As of
	September 30, 2025	December 31, 2024
	(Unaudited)	(Audited)
Assets
Non-controlled/non-affiliated investments, at fair value (amortized cost of $3,832,561 and $3,813,127)	$3,770,818	$3,791,494
Non-controlled/affiliated investments, at fair value (amortized cost of $5,161 and $0)	4,979	—

Total investments, at fair value (amortized cost of $3,837,722 and $3,813,127)	3,775,797	3,791,494
Cash and cash equivalents (restricted cash of $3,820 and $2,000)	65,472	63,396
Investments in unaffiliated money market fund (cost of $10,051 and $8,976)	10,051	8,976
Deferred financing costs	17,892	16,498
Interest and dividend receivable from non-controlled/non-affiliated investments	29,848	30,554
Interest and dividend receivable from non-controlled/affiliated investments	46	—
Receivable for investments sold/repaid	14,836	470
Prepaid expenses and other assets	18,341	630

Total assets	3,932,283	3,912,018

Liabilities
Debt (net of unamortized debt issuance costs of $11,180 and $6,527)	2,072,400	1,973,479
Payable for investment purchased	—	192
Payable to affiliates (Note 3)	176	29
Dividends payable	43,499	53,229
Management fees payable	9,628	7,042
Income based incentive fees payable	9,281	8,956
Interest payable	22,157	21,205
Accrued expenses and other liabilities	3,531	5,730

Total liabilities	2,160,672	2,069,862

Commitments and contingencies (Note 7)
Net assets
Preferred stock, $0.001 par value (1,000,000 shares authorized; no shares issued and outstanding)	—	—
Common stock, par value $0.001 (500,000,000 shares authorized; 86,811,212 and 88,511,089 shares issued and outstanding)	87	89
Paid-in capital in excess of par value	1,779,430	1,812,443
Total distributable earnings (loss)	(7,906)	29,624

Total net assets	$1,771,611	$1,842,156

Total liabilities and net assets	$3,932,283	$3,912,018

Net asset value per share	$20.41	$20.81

Consolidated Statements of Operations (unaudited)

(In thousands, except share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Investment Income:
From non-controlled/non-affiliated investments:
Interest income	$93,477	$105,129	$282,171	$298,832
Payment-in-kind	3,969	2,150	11,973	7,644
Dividend income	685	670	1,929	1,881
Other income	1,467	1,803	4,337	4,684
From non-controlled/affiliated investments:
Interest income	36	—	106	—
Payment-in-kind	88	—	174	—

Total investment income	99,722	109,752	300,690	313,041

Expenses:
Interest and other financing expenses	33,903	33,153	102,788	89,715
Management fees	9,628	9,100	28,870	25,969
Income based incentive fees	9,281	10,128	28,404	33,018
Professional fees	2,530	1,708	5,836	4,612
Directors’ fees	129	130	388	404
Administrative service fees	81	138	228	180
General and other expenses	38	120	348	279

Total expenses	55,590	54,477	166,862	154,177

Management fees waiver (Note 3)	—	(2,275)	(641)	(7,532)
Incentive fees waiver (Note 3)	—	(1,680)	(375)	(4,542)

Net expenses	55,590	50,522	165,846	142,103

Net investment income (loss) before taxes	44,132	59,230	134,844	170,938

Excise tax expense	402	501	1,229	1,437

Net investment income (loss) after taxes	43,730	58,729	133,615	169,501

Net realized and unrealized gain (loss):
Realized gain (loss):
Net realized gain (loss) on non-controlled/non-affiliated investments	22	(10,965)	609	(16,482)
Foreign currency and other transactions	4	—	57	—

Net realized gain (loss)	26	(10,965)	666	(16,482)
Net change in unrealized appreciation (depreciation):
Net change in unrealized appreciation (depreciation) on non-controlled/non-affiliated investments	(15,909)	5,442	(40,808)	10,916
Net change in unrealized appreciation (depreciation) on non-controlled/affiliated investments	(222)	—	(182)	—
Translation of assets and liabilities in foreign currencies	(24)	—	76	—

Net unrealized appreciation (depreciation)	(16,155)	5,442	(40,914)	10,916

Net realized and unrealized gain (loss)	(16,129)	(5,523)	(40,248)	(5,566)

Net increase (decrease) in net assets resulting from operations	$27,601	$53,206	$93,367	$163,935

Net investment income (loss) per share (basic and diluted)	$0.50	$0.66	$1.53	$1.91
Earnings per share (basic and diluted)	$0.32	$0.60	$1.07	$1.85
Weighted average shares outstanding	86,844,648	89,264,686	87,476,954	88,633,994